As filed with the Securities and Exchange Commission on March 14, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE Securities Act of 1933

______________________

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0915291
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

KalVista Pharmaceuticals, Inc.
55 Cambridge Parkway

Suite 901E
Cambridge, MA 02142

(Address of Principal Executive Offices) (Zip Code)
2017 Equity Incentive Plan

(Full Title of the Plans)

Thomas Andrew Crockett

Chief Executive Officer

KalVista Pharmaceuticals, Inc.
55 Cambridge Parkway

Suite 901E
Cambridge, MA 02142

(Name and Address of Agent For Service)

(857) 999-0075

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
-- To be issued under the 2017 Equity Incentive Plan	689,563 (2)	$21.84 (3)	$15,060,055.92	$1,825.28
Total	689,563		$15,060,055.92	$1,825.28
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Represents additional shares of common stock reserved for issuance under the Registrant’s 2017 Equity Incentive Plan as of January 1, 2019.
(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Registrant’s common stock as reported by the Nasdaq Global Market on March 11, 2019.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

This registration statement (the “Registration Statement”) hereby incorporates by reference the contents of the earlier registration statements on Form S-8 (registration number 333-226442 and 333-217008) filed by KalVista Pharmaceuticals, Inc.

PART II

Information Required in the Registration Statement

Item 8. Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Deloitte LLP, independent registered public accounting firm.					X
23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.3	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24	Power of Attorney (incorporated by reference to Page II‑3 of this Registration Statement).					X

99.1	2017 Equity Incentive Plan.	DEF 14A	001-36830	Appendix A	March 2, 2017

99.3	Forms of Equity Award Agreements.	8-K	001-36830	99.1	June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, State of Massachusetts, on March 14, 2019.

KALVISTA PHARMACEUTICALS, INC.

By: /s/ Thomas Andrew Crockett

Thomas Andrew Crockett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Thomas Andrew Crockett and Benjamin L. Palleiko, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Thomas Andrew Crockett Thomas Andrew Crockett	Chief Executive Officer and Director (Principal Executive Officer)	March 14, 2019
/s/ Benjamin L. Palleiko Benjamin L. Palleiko	Chief Financial Officer (Principal Financial Officer)	March 14, 2019
/s/ Brian J. G. Pereira, M.D. Brian J. G. Pereira, M.D.	Director	March 14, 2019
/s/ Richard Aldrich Richard Aldrich	Director	March 14, 2019
/s/ Edward W. Unkart Edward W. Unkart	Director	March 14, 2019
/s/ Albert Cha, M.D., Ph.D. Albert Cha, M.D., Ph.D.	Director	March 14, 2019

__________________________ Arnold L. Oronsky, Ph.D.	Director	March 14, 2019